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Exhibit 23


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Associates First Capital Corporation on Form S-8 (File No. 333- ) of our report dated January 20,1998, on our audits of the consolidated financial statements of Associates First Capital Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




                       /s/ Pricewaterhouse Coopers LLP
                           PRICEWATERHOUSE COOPERS LLP

Dallas, Texas
December 2, 1998